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                                                                    EXHIBIT 16.2


                         [ERNST & YOUNG LLP LETTERHEAD]



April 3, 2000



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read the Appointment of Auditors within the Management's Discussion and Analysis of Financial Condition and Results of Operations of the Form S-4 dated April 3, 2000, of Visual Network, Inc. and are in agreement with the statements contained in the first paragraph. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                               ERNST & YOUNG LLP